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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             _____________________

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  January 7, 1996


                          LOCKHEED MARTIN CORPORATION
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             (Exact name of registrant as specified in its charter)


                                   MARYLAND
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                 (State or other jurisdiction of incorporation)



                  1-11437                            52-1893632
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          (Commission File Number)        (IRS Employer Identification No.)



6801 Rockledge Drive              Bethesda, Maryland               20817
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     (Address of principal executive offices)                    (Zip Code)



          Registrant's telephone number, including area code:  301-897-6000
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                               Not applicable
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         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

     On January 7, 1996, the Registrant and Loral Corporation entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") among the Registrant, Loral Corporation and LAC Acquisition Corporation, a wholly-owned subsidiary of the Registrant ("LAC"), providing for the transactions that will result in Loral Corporation becoming a subsidiary of the Registrant and the spin-off by Loral Corporation to Loral Corporation shareholders (the "Spin-Off") of shares of stock in Loral Space & Communications Ltd., a newly-formed Bermuda company ("Loral Space") that will then own substantially all of the space and satellite telecommunications interests of Loral Corporation. Under the terms of the Merger Agreement, LAC will commence a cash tender offer on or before January 12, 1996 for all outstanding shares of common stock, par value $.25 per share, of Loral (the "Loral Common Stock") at a price of $38.00 per share. Consummation of the tender offer is subject to, among other things, at least two-thirds of the shares of Loral Common Stock, determined on a fully-diluted basis, being validly tendered and not withdrawn prior to the expiration of the tender offer, applicable regulatory approvals and the occurrence of the Spin-Off Record Date (as defined below). A copy of each of the Merger Agreement and the joint press release of the Registrant and Loral Corporation announcing the transaction is filed herewith as an exhibit and incorporated by reference herein.

     Also filed herewith as an exhibit and incorporated by reference herein is a copy of the Restructuring, Financing and Distribution Agreement among the Registrant, Loral Corporation, Loral Telecommunications Acquisition, Inc., a wholly-owned subsidiary of Loral Corporation (to be reorganized as Loral
Space), and certain other wholly-owned subsidiaries of Loral Corporation, concurrently with the execution of the Merger Agreement, which provides, among other things, for (i) the transfer of substantially all of the space and satellite telecommunications interests of Loral Corporation and certain other assets of Loral Corporation to Loral Space, (ii) the distribution of all of the shares of Loral Space common stock to holders of Loral Common Stock and persons entitled to acquire shares of Loral Common Stock, each as of a record date (the "Spin-Off Record Date") to be declared by the Board of Directors of Loral Corporation and to be a date on or immediately prior to the consummation of the tender offer, and (iii) Loral Corporation to retain a 20% equity interest in Loral Space through the ownership of Loral Space preferred stock convertible into common stock.

     The Registrant cautions that certain forward looking statements contained in the press release including, without limitation, the effect of the merger of the Registrant and Loral Corporation on the Registrant's earnings and cash flows, are qualified by important factors that could cause actual operating results to differ materially from those described in the press release, including among others, the following: (i) unanticipated events and circumstances may occur rendering the transaction less beneficial to the Registrant than projected; (ii) the Registrant and Loral Corporation face intense competition in their markets, a substantial portion of their business is obtained through the submission of competitive proposals, and there is, accordingly, no guarantee that after consummation of the merger the Registrant will achieve the expected financial and operating results and synergies; (iii) the Registrant and Loral Corporation rely heavily upon government contracts, particularly national security and defense related contracts,

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and there can be no assurance that government programs from which these contracts are derived will not be reduced in scope or terminated at the convenience of the government, rendering the merger less advantageous than projected; and (iv) in order to secure the requisite antitrust and other approvals for the merger, the Registrant may be required to divest or hold separate certain assets which would render the merger less beneficial than predicted. Results actually achieved thus may differ materially from the expected results described in the press release.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


       Exhibit 2.1 Agreement and Plan of Merger dated as of January 7, 1996 among the Registrant, LAC Acquisition Company and Loral Corporation.

       Exhibit 99.1 Restructuring, Financing and Distribution Agreement, dated as of January 7, 1996 among the Registrant, Loral Corporation, Loral Telecommunications Acquisition, Inc. and certain other wholly-owned subsidiaries of Loral Corporation.

       Exhibit 99.2 Press release of the Registrant and Loral Corporation dated
                    January 8, 1996.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       LOCKHEED MARTIN CORPORATION



                                       /s/ FRANK H. MENAKER
                                       ----------------------------------
                                       Frank H. Menaker, Jr.
                                       Vice President and General Counsel

12 January 1996

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                                 EXHIBIT INDEX



       Exhibit 2.1 Agreement and Plan of Merger dated as of January 7, 1996 among the Registrant, LAC Acquisition Corporation and Loral Corporation.

       Exhibit 99.1 Restructuring, Financing and Distribution Agreement, dated as of January 7, 1996 among the Registrant, Loral Corporation, Loral Telecommunications Acquisition, Inc. and certain other wholly-owned subsidiaries of Wings Corporation.

       Exhibit 99.2 Press release of the Registrant and Loral Corporation dated
                    January 8, 1996.

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